UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to the

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FORCE PROTECTION, INC.

(Exact name of registrant as specified in its charter)

Nevada	84-1383888
(State or other jurisdiction of incorporation or organization)	(I. R. S. Employer Identification No.)

9801 Highway 78, Bldg #1

Ladson, South Carolina 29456

(843) 740-7015

(Address, including zip code, and telephone

number including area code of registrant’s principal executive offices)

Gordon McGilton

Chief Executive Officer

9801 Highway 78, Bldg #1

Ladson, South Carolina 29456

(843) 740-7015

(Name, address, including zip code and telephone number,

including area code, of agent for service)

Copies of all communications to:

Amy Trombly, Esq.

Trombly Business Law

1320 Centre Street, Suite 202

Newton, Massachusetts 02459

Phone (617) 243-0060

Approximate Date of Commencement of Proposed Sale to the Public: from time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to general Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities being registered (1)	Amount to be registered	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock par value $0.001	8,250,000	$6.34	$52,305,000	$5,596.64

(1)             Pursuant to Rule 416, there are also being registered such additional number of shares of common stock as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)             Estimated for purposes of computing the registration fee pursuant to Rule 457(c) at $ 6.34 per share based upon the average of the high and low prices of $6.48 and $6.20 on August 2, 2006.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Security Holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the Selling Security Holders are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

FORCE PROTECTION, INC.

OFFERING UP TO 8,250,000 SHARES OF COMMON STOCK

This prospectus relates to the sale of up to 8,250,000 shares of our common stock by our stockholders. We are not selling any securities in this offering and therefore will not receive any proceeds from this offering. All costs associated with this registration will be borne by us.

The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board or in negotiated transactions during the term of this offering. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol FRPT.OB. On August 2, 2006, the last reported sale price of our common stock was $6.31 per share.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.
YOU SHOULD PURCHASE SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS.
SEE “RISK FACTORS” BEGINNING ON PAGE 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

SUBJECT TO COMPLETION, THE DATE OF THIS PROSPECTUS IS AUGUST 9, 2006

THE COMPANY

We organized under the laws of the State of Colorado in November 1996 as Boulder Capital Opportunities III. Effective June 30, 1998, we acquired all assets and assumed all liabilities of Sonic Jet Performance, LLC, a California limited liability company in the business of producing and marketing recreational boats, jet boats, trailers, and related accessories. On November 4, 1998, we changed our name to Sonic Jet Performance, Inc. In 2000 and 2001, we emphasized building recreational boats and generated gross revenues of approximately one million dollars while sustaining operating losses.

In June 2002, we acquired the shares of Technical Solutions Group, Inc., a development stage manufacturer of ballistic and blast protected vehicles based in Charleston, South Carolina. Technical Solutions Group was originally formed in 1997 in Nevada to supply specialty vehicles to military and law enforcement agencies worldwide. The vehicles are used to transport personnel in hostile areas that may include landmines, and to locate and remove landmines.

In July 2003, we shifted our principal focus to the production of armored vehicles and moved our corporate headquarters to South Carolina. In August 2003, we changed our name to Force Protection, Inc. to reflect our focus on protected vehicles. In October 2003, we negotiated and finalized an agreement with investors to divest all assets related to our Fire Rescue Boat Business, focusing our primary business operations on the manufacture of armored vehicles. Effective January 1, 2005, we reincorporated from Colorado to Nevada.

Our executive offices are located at 9801 Highway 78, Building #1, Ladson, South Carolina 29456 and our telephone number is (843) 740-7015.  Our website is www.forceprotection.net. Information contained on our website does not constitute part of this prospectus and our address should not be used as a hyperlink to our website.

We design and manufacture ballistic and blast-protected military vehicles using proprietary technology derived from South African vehicle development programs carried out from 1972 through 1994. We incorporated further design developments with information from U.N. and other humanitarian mine clearance operations after 1994 into our vehicles, improving their protection and functionality. At December 31, 2005, we had more than 325 employees and we occupy three buildings with a combined floor area of more than 240,000 square feet in a secure manufacturing facility in Ladson, South Carolina.

THE OFFERING

Common stock to be registered	8,250,000 shares

Common stock to be outstanding after this Offering	50,907,811 shares

Use of Proceeds	We will not receive any proceeds from the sale of common stock by the selling stockholders.

Stock Symbol	FRPT.OB

RISK FACTORS

An investment in the offered shares involves a high degree of risk. Prospective investors should understand that they may lose their investment and should consider carefully the following risk factors in making their investment decision.

WE HAD LOSSES SINCE OUR INCEPTION AND EXPECT LOSSES TO CONTINUE IN THE FUTURE.  WE MAY NEVER BECOME PROFITABLE.

We have historically generated substantial losses, which, if continued, could make it difficult to fund our operations or successfully execute our business plan, and could adversely affect our stock price. We experienced net losses of $5,321,624 for the year ended December 31, 2003, $10,245,833 for the year ended December 31, 2004 and $16,565,668 for the year ended December 31, 2005. We have generated significant net losses in recent periods, and experienced negative cash flows from operations in the amount of $4,069,735 for the year ended December 31, 2003, $13,763,396 for the year ended December 31, 2004 and $18,296,127 for the year ended 2005. In recent years, some of the losses were incurred as a result of investments in new product development, inefficiencies while we built up our operations and marketing costs. While we have increased our investments, most notably in inventory, we anticipate that we will continue to generate net losses in the future. In addition, because large portions of our expenses are fixed, we generally are unable to reduce expenses significantly in the short-term to compensate for any unexpected delay or decrease in anticipated revenues. As a result, we may continue to experience net losses, which will make it difficult to fund our operations and achieve our business plan, and could cause the market price of our common stock to decline.

WE HAVE A LIMITED OPERATING HISTORY AND MAY NEVER ACHIEVE OR SUSTAIN PROFITABLE OPERATIONS.

We are an early stage production company. We acquired our subsidiary, Force Protection Industries, Inc. (formerly Technical Solutions Group, Inc.) in July 2002 and have only recently begun generating significant revenues. We generated revenues from our current products of $6,247,285 for the year ended December 31, 2003, $10,272,757 for the year ended December 31, 2004 and $49,712,829 for the year ended December 31, 2005. The sale of our mine protected vehicles and associated spare parts provided 100% of the sales, 100% of the cost of goods sold and 100% of the loss in 2004 and 2005. Our ability to successfully commercialize our products will depend on, among other things, successful completion of our ongoing development activities, geo-political events, ability to cost effectively manufacture and distribute our products, and the relative cost to the customer of our system as compared to alternative competitive products. Because we focus on emerging markets, market reaction can be difficult to predict. Many of our planned products incorporate technologies or approaches that have not yet achieved broad market acceptance. In addition, we have a limited history of competing in the intensely competitive defense industry. Our technology may not be successfully commercialized or marketed. As a result, we may never achieve or sustain profitable operations.

OUR INDEPENDENT ACCOUNTANTS HAVE ISSUED A GOING CONCERN OPINION AND, IF WE DO NOT GENERATE ENOUGH CASH FROM OPERATIONS TO SUSTAIN OUR BUSINESS, WE MAY HAVE TO LIQUIDATE ASSETS OR CURTAIL OUR OPERATIONS.

The accompanying financial statements have been prepared assuming we will continue as a going concern. During the year ended December 31, 2003, we incurred a net loss of $5,321,624, during the year ended December 31, 2004 we incurred a net loss of $10,245,833 and during the year ended December 31, 2005 we incurred a net loss of $16,565,668. Conditions exist which raise substantial doubt about our ability to continue unless we are able to generate sufficient cash flows to meet our obligations and sustain our operations. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

IF WE CAN NOT ACCESS SUFFICIENT FUNDS WHEN NEEDED, WE MAY NOT BE ABLE TO MEET OUR CONTRACTUAL OBLIGATIONS TO DELIVER OUR PRODUCTS AND OUR BUSINESS MAY FAIL.

We believe we have sufficient cash resources to continue operations at our current capacity, however in the event of an unanticipated change of circumstances, or if we secure additional orders, we could face liquidity constraints and we could require external financing to fund operations. Until we generate cash flow from operations that will be sufficient to satisfy our cash requirements, we will continue to seek alternative means for financing our operations and capital expenditures and/or postpone or eliminate certain investments or expenditures. Potential alternative means for financing may include leasing capital equipment, lines of credit, or obtaining additional debt or equity financing. When needed, additional financing may not be available, or available on acceptable terms. The inability to obtain additional financing or generate sufficient cash from operations could require us to reduce or eliminate expenditures for capital equipment, research and development, production or marketing of our products, or otherwise curtail or discontinue its operations, which could have a material adverse effect on our business, financial condition and results of operations. Furthermore, if we raise funds through the sale of additional equity securities, the common stock currently outstanding will be further diluted.

WE DEPEND ON OUR SUPPLIERS AND IF WE CAN NOT OBTAIN CERTAIN COMPONENTS FOR OUR PRODUCTS, WE MIGHT HAVE TO DEVELOP ALTERNATIVE DESIGNS THAT COULD INCREASE OUR COSTS.

We depend upon a number of suppliers for components of our products. There is an inherent risk that certain components of our products will be unavailable for prompt delivery or, in some cases, discontinued. We have only limited control over any third-party manufacturer as to quality controls, timeliness of production, deliveries and various other factors. Should the availability of certain components be compromised, it could force us to develop alternative designs using other components, which could add to the cost of goods sold and compromise delivery commitments. If we are unable to obtain components in a timely manner, at an acceptable cost, or at all, we may need to select new suppliers, redesign or reconstruct process we use to build the hulls and/or the vehicles, which management believes would take a minimum of one-year. We may not be able to manufacture any vehicles for a period of time, which could materially adversely affect our business, results from operations, and financial condition.

WE MARKET OUR PRODUCTS TO A LIMITED CUSTOMER BASE AND IF WE DO NOT FIND ACCEPTANCE OF OUR PRODUCTS WITHIN THAT CUSTOMER BASE, OUR BUSINESS MAY FAIL.

Our government business depends on a limited number of customers, and if any of these customers terminate or reduce their contracts, or if we cannot obtain additional government contracts in the future, our revenues will decline and our results of operations will decrease. Because most of our consolidated revenues were derived directly or indirectly from government contractors, this risk can significantly affect our business, results of operations and financial condition. For the twelve-months ended December 31, 2005, 100% of our revenues were derived directly or indirectly from two governmental agencies, the U.S. Army and the U.S. Marine Corps.

We expect to continue to be dependent upon contracts with governmental agencies and their contractors for a substantial portion of revenue for the foreseeable future. Because we currently depend on government contracts and subcontracts, we face certain risks, including budget restraints and fixed price contracts.

General political and economic conditions, which are difficult to accurately predict, directly and indirectly affect the quantity and allocation of expenditures by government agencies. Even the timing of incremental funding commitments to existing, but partially funded, contracts can be affected by these factors. Therefore, cutbacks or re-allocations in the U.S. or other government budget could have a material adverse impact on our results of operations as long as research and development contracts remain an important element of the business.

Obtaining government contracts may also involve long purchase and payment cycles, competitive bidding, qualification requirements, delays or changes in funding, budgetary constraints, political agendas, extensive specification development, price negotiations and milestone requirements. Each government agency also maintains its own rules and regulations with which we must comply and which can vary significantly among agencies. Governmental agencies also often retain some portion of fees payable upon completion of a project and collection of these fees may be delayed for several months or even years, in some instances. In addition, an increasing number of government contracts are fixed price contracts which may prevent us from recovering costs incurred in excess of its budgeted costs. Fixed price contracts require us to estimate the total project cost based on preliminary projections of the project’s requirements.

The financial viability of any given project depends in large part on our ability to estimate such costs accurately and complete the project on a timely basis. In the event actual costs exceed the fixed contractual cost, we may not be able to recover the excess costs. Some government contracts are also subject to termination or renegotiation at the convenience of the government, which could result in a large decline in revenue in any given quarter. Although government contracts have provisions providing for the reimbursement of costs associated with termination, the termination of a material contract at a time when our funded backlog does not permit redeployment of staff could result in reductions of employees. In addition, the timing of payments from government contracts is also subject to significant fluctuation and potential delay, depending on the government agency involved. Any such delay could result in a temporary shortage in working capital.

SOME OF OUR PRODUCT COMPONENTS ARE MANUFACTURED IN SOUTH AFRICA OR OTHER FOREIGN COUNTRIES AND IF THEY BECOME UNSTABLE OR GOVERNMENT REGULATIONS CHANGE, OUR COSTS MAY INCREASE OR WE MAY BECOME UNABLE TO SOURCE CERTAIN PARTS.

Some of our product components are manufactured in South Africa and supplied from other foreign countries. If import tariffs or taxes increase for any reason, our cost of goods would increase. Our financial performance may be affected by changes in political, social and economic environment. The role of the central and local governments in the economy is significant. Policies toward economic liberalization, and laws and policies affecting foreign companies, foreign investment, currency exchange rates and other matters could change, resulting in greater restrictions on our ability to do business with suppliers based in other countries. The government could impose surcharges, increase tax rates, or revoke, terminate or suspend operating licenses without compensating us. Also, South Africa and other countries, from time to time, experience instances of civil unrest and hostilities. Confrontations have occurred between the military, insurgent forces, and civilians. If for these or any other reason, we lose our ability to sub-contract or manufacture the components to its products, or the cost of doing business increases, our business, financial condition, and results of operations would be materially and adversely affected.

WE MAY BE SUBJECT TO PERSONAL LIABILITY CLAIMS FOR OUR PRODUCTS AND IF OUR INSURANCE IS NOT SUFFICIENT TO COVER SUCH CLAIMS, OUR EXPENSES MAY INCREASE SUBSTANTIALLY.

We may be subject to personal liability claims and our insurance may not be adequate to cover such claims. As a result, a significant lawsuit could adversely affect our business. We may be exposed to liability for personal injury or property damage claims relating to the use of the products. Any future claim against us for personal injury or property damage could materially adversely affect the business, financial condition, and results of operations and result in negative publicity. Even if we are not found liable, the costs of defending a lawsuit can be high. We do not currently maintain insurance for this type of liability.

Additionally, even if we do purchase insurance, we may experience legal claims outside of our insurance coverage, or in excess of our insurance coverage, or that insurance will not cover.

WE ARE SUBJECT TO SUBSTANTIAL COMPETITION AND WE MUST CONTINUE RESEARCH AND DEVELOPMENT TO REMAIN COMPETITIVE.

 We are subject to significant competition that could harm our ability to win business and increase the price pressure on our products. We face strong competition from a wide variety of firms, including large, multinational vehicle, defense and aerospace firms. Most of our competitors have considerably greater financial, marketing and technological resources than we do which may make it difficult to win new contracts and we may not be able to compete successfully. Certain competitors operate fabrication facilities and have longer operating histories and presence in key markets, greater name recognition, larger customer bases and significantly greater financial, sales and marketing, manufacturing, distribution, technical and other resources, as a result, these competitors may be able to adapt more quickly to new or emerging technologies and changes in customer requirements. They may also be able to devote greater resources to the promotion and sale of their products. Moreover, we may not have sufficient resources to undertake the continuing research and development necessary to remain competitive.

Competitors may attempt to independently develop similar designs or duplicate our products or designs. We or our competitors may intentionally or unintentionally infringe upon or misappropriate products or proprietary information. In the future, litigation may be necessary to enforce intellectual property rights or to determine the validity and scope of the proprietary rights of others. Any such litigation could be time consuming and costly. Currently we have no patents. Any patent or patents sub-licensed to us relating to current or future products may be challenged, invalidated, or circumvented or the rights granted there-under will may not be held valid if subsequently challenged. Our products are based on technological innovation. Consequently, the life cycles of our products can be relatively short. Our success depends significantly on our ability to establish and maintain a competitive position in this field. Our products may not remain competitive in light of technological developments by others. Our competitors may succeed in discovering and developing technology before we do that would render our technology, and hence our products, obsolete and noncompetitive.

WE MUST COMPLY WITH ENVIRONMENTAL REGULATIONS OR WE MAY HAVE TO PAY EXPENSIVE PENALTIES OR CLEAN UP COSTS.

We are subject to federal, state, local and foreign laws, and regulations regarding protection of the environment, including air, water, and soil. Our manufacturing business involves the use, handling, storage, and contracting for recycling or disposal of, hazardous or toxic substances or wastes, including environmentally sensitive materials, such as batteries, solvents, lubricants, degreasing agents, gasoline and resin. We must comply with certain requirements for the use, management, handling, and disposal of these materials. We do not maintain insurance for pollutant cleanup and removal. If we are found responsible for any hazardous contamination, we may have to pay expensive fines or penalties or perform costly clean-up. Even if we are charged, and later found not responsible, for such contamination or clean up, the cost of defending the charges could be high. If we do not comply with government regulations, we may be unable to ship our products or have to pay expensive fines or penalties. We are subject to regulation by county, state and federal governments, governmental agencies, and regulatory authorities from several different countries. If we fail to obtain regulatory approvals or suffer delays in obtaining regulatory approvals, we may not be able to marketing our products and services, and generate product and service revenues. Further, we may not be able to obtain necessary regulatory approvals. Although we do not anticipate problems satisfying any of the regulations involved, we cannot foresee the possibility of new regulations, which could adversely affect our business. Further our products are subject to export limitations and we may be prevented from shipping our products to certain nations or buyers.

WE RELY ON PROPRIETARY DESIGNS AND RIGHTS AND IF WE HAVE TO LITIGATE THOSE RIGHTS, OUR EXPENSES COULD SUBSTANTIALLY INCREASE.

Our success and ability to compete depend, in part, on the protection of our designs and technology. In addition, our technology could infringe on patents or proprietary rights of others. We have not undertaken or conducted any comprehensive patent infringement searches or studies. If any third parties hold any conflicting rights, we may be required to stop making, using or selling our products or to obtain licenses from and pay royalties to others. Further, in such event, we may not be able to obtain or maintain any such licenses on acceptable terms, if at all. We may need to engage in future litigation to enforce intellectual property rights or the rights of customers, to protect trade secrets or to determine the validity and scope of proprietary rights of others, including customers. This litigation could result in substantial costs and diversion of resources and could materially and adversely affect our results of operations.

INSIDERS CAN EXERT SIGNIFICANT CONTROL OVER OUR POLICIES AND AFFAIRS AND THEY MAY ASSERT CONTROL IN A MANNER THAT DOES NOT FAVOR MINORITY SHAREHOLDERS.

As of December 31, 2005 our Directors and Executive Officers in the aggregate, beneficially owned shares equal to 17.6% of our outstanding common stock. These shareholders, if acting together, would be able to exert substantial influence over all matters requiring shareholder approval, including amendments to our Articles of Incorporation, fundamental corporate transactions such as mergers, acquisitions, the sale of the company, and other matters involving the direction of our business and affairs. As a result, although other shareholders may vote their shares, they may have only limited influence on our business and management.

WE DEPEND ON MANAGEMENT AND OTHER KEY PERSONNEL AND WE MAY NOT BE ABLE TO EXECUTE OUR BUSINESS PLAN WITHOUT THEIR SERVICES.

Our success and our business strategy depend in large part on our ability to attract and retain key management and operating personnel. Such individuals are in high demand and are often subject to competing employment offers. We depend to a large extent on the abilities and continued participation of our executive officers and other key employees. We do not presently maintain “key man” insurance on any employees. We believe that, as our activities increase and change in character, additional, experienced personnel will be required to implement our business plan. Competition for such personnel is intense and we may not be able to hire them when required, or have the ability to attract and retain them.

RISKS RELATED TO OUR STOCK:

“PENNY STOCK” RULES MAY MAKE BUYING OR SELLING OUR SECURITIES DIFFICULT.

Trading in our securities is subject to the Securities and Exchange Commission’s “penny stock” rules and it is anticipated that trading in our securities will continue to be subject to the penny stock rules for the foreseeable future. The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities.

OUR SECURITIES HAVE BEEN THINLY TRADED ON THE OVER-THE-COUNTER BULLETIN BOARD, WHICH MAY NOT PROVIDE LIQUIDITY FOR OUR INVESTORS.

Our securities are quoted on the Over-the-Counter Bulletin Board. The Over-the-Counter Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than the NASDAQ Stock

Market or national or regional exchanges. Securities traded on the Over-the-Counter Bulletin Board are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts. The Securities and Exchange Commission’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the Over-the-Counter Bulletin Board. Quotes for stocks included on the Over-the-Counter Bulletin Board are not listed in newspapers. Therefore, prices for securities traded solely on the Over-the-Counter Bulletin Board may be difficult to obtain and holders of our securities may be unable to resell their securities at or near their original acquisition price, or at any price.

INVESTORS MUST CONTACT A BROKER-DEALER TO TRADE OVER-THE-COUNTER BULLETIN BOARD SECURITIES. AS A RESULT, YOU MAY NOT BE ABLE TO BUY OR SELL OUR SECURITIES AT THE TIMES THAT YOU MAY WISH.

Even though our securities are quoted on the Over-the-Counter Bulletin Board, the Over-the-Counter Bulletin Board may not permit our investors to sell securities when and in the manner that they wish. Because there are no automated systems for negotiating trades on the Over-the-Counter Bulletin Board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders an order to buy or sell a specific number of shares at the current market price it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and its execution.

WE DO NOT INTEND TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE; THEREFORE, YOU MAY NEVER SEE A RETURN ON YOUR INVESTMENT.

We do not anticipate the payment of cash dividends on our common stock in the foreseeable future. We anticipate that any profits from our operations will be devoted to our future operations. Any decision to pay dividends will depend upon our profitability at the time, cash available and other factors. Therefore, you may never see a return on your investment. Investors who anticipate a need for immediate income from their investment should not purchase our securities.

OUR STOCK PRICE IS VOLITILE AND YOU MAY NOT BE ABLE TO SELL YOUR SHARES FOR MORE THAN WHAT YOU PAID.

Our stock price has been subject to significant volatility, and you may not be able to sell shares of common stock at or above the price you paid for them. The trading price of our common stock has been subject to wide fluctuations in the past. From January 2005 through July 2006, our common stock has traded at prices as low as $0.69 per share and as high as $7.05 per share (using post-reverse-split share prices) The market price of the common stock could continue to fluctuate in the future in response to various factors, including, but not limited to: quarterly variations in operating results; our ability to control costs and improve cash flow; announcements of technological innovations or new products by us or our competitors; changes in investor perceptions; and new products or product enhancements by us or our competitors. The stock market in general has continued to experience volatility which may further affect our stock price. As such, you may not be able to resell your shares of common stock at or above the price you paid for them.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements, including, without limitation, statements concerning possible or assumed future results of operations and those preceded by, followed by or that include the words “believes,” “could,” “expects,” “intends,” “anticipates,” or similar expressions. Our actual results could differ materially from these anticipated in the forward-looking statements for many reasons including our ability to raise capital when necessary; availability of parts and raw materials for our products; continued customer acceptance of our products; on-going success of our research and development efforts and other risks described elsewhere in this prospectus. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. We will not receive proceeds from the sale of shares of common stock in this offering.

DETERMINATION OF OFFERING PRICE

The  selling  stockholders  may  sell  shares  from  time  to time in negotiated transactions,  brokers transactions  or a combination of such methods at market prices  prevailing  at  the  time  of  the  sale  or  at  negotiated  prices.

SELLING SECURITY HOLDERS

The following table sets forth the names of the Selling Security Holders, the securities beneficially owned by them, and the number of offered shares which may be offered for sale pursuant to this prospectus by each of the Selling Security Holders.

All information with respect to share ownership has been furnished by the Selling Security Holders. The offered shares may be offered from time to time by the Selling Security Holders named below. However, the Selling Security Holders are not obligated to sell any offered shares immediately under this prospectus. The table assumes that all of the offered shares held by the Selling Security Holders are sold, and that the Selling Security Holders acquire no additional shares of common stock before the completion of this offering.

Beneficial ownership is determined in accordance with the rules of the SEC, and for calculating the shares and percentage beneficially owned by each Selling Security Holder includes any securities which the person has the right to acquire within 60 days of the date of this prospectus through the conversion or exercise of any security or right.

Name of Selling Security Holder	Number of Shares Beneficially Owned Before Offering	Number of Shares That May Be Offered Pursuant To This Prospectus	Number of Shares Beneficially Owned After Offering (1)	Percentage of Class Owned After Offering (2)
Calm Waters Partnership (3) c/o Baraboo Growth, LLC 115 S. 84th Street, Suite 200 Milwaukee, WI 53214	2,200,000	1,500,000	700,000	1.4%
Pacific Asset Partners — A California Limited Partnership (4) 222 Kearny Street, Suite 410 San Francisco, CA 94108	200,000	200,000	0	—
P.A.W. Long Term Partners, L.P. (5) 4 Greenwich Office Park, 3rd Floor Greenwich, CT 06831	100,000	100,000	0	—
Lagunitas Partners LP (6) Gruber & McBaine Cap Mgmt 50 Osgood Place- Penthouse San Francisco, CA 94133	933,000	370,000	563,000	1.1%
J. Patterson McBaine (7) Gruber & McBaine Cap Mgmt 50 Osgood Place- Penthouse San Francisco, CA 94133	1,499,000	60,000	1,439,000	2.8%
Gruber McBaine International (8) Gruber & McBaine Cap Mgmt 50 Osgood Place- Penthouse San Francisco, CA 94133	268,000	110,000	158,000	—
Jon D and Linda W Gruber Trust (9) Gruber & McBaine Cap Mgmt 50 Osgood Place- Penthouse San Francisco, CA 94133	60,000	60,000	0	—
Blanco Partners, L.P. (10) 15750 III 10 West San Antonio, TX 78249	100,000	50,000	50,000	—
Northwood Capital Partners, LP (11) 1150 First Avenue, Suite 600 King of Prussia, PA 19406	100,000	100,000	0	—
Skylands Special Investment (12) 1200 N. Mayfair Road, Suite 250 Milwaukee, WI 53226	251,500	251,500	0	—
Skylands Quest LLC (13) 1200 N. Mayfair Road, Suite 250 Milwaukee, WI 53226	78,900	78,900	0	—
Skylands Special Investment II LLC (14) 1200 N. Mayfair Road, Suite 250 Milwaukee, WI 53226	33,000	33,000	0	—
Harbour Holdings Ltd (15) 1200 N. Mayfair Road, Suite 250 Milwaukee, WI 53226	536,600	536,600	0	—

Trellus Partners, LP (16) 350 Madison Ave., 9th Floor New York, NY 10017	600,000	600,000	0	—
Crown Growth Partners II LP (17) The Lincoln Building 60 E. 42nd St., Suite 3405 New York, NY 10165	126,000	100,000	26,000	—
S2 Partners, L.P. (18) 8014 Olson Memorial, #232 Golden Valley, MN 55427	300,000	300,000	0	—
Atlas Master Fund, Ltd (19) 135 E. 57th St., 27th Floor New York, NY 10022	200,000	200,000	0	—
Fort Mason Master, LP (20) Fort Mason Capital 4 Embarcadero Ctr, Ste 2050 San Francisco, CA 94111	563,460	563,460	0	—
Fort Mason Partners, LP (21) Fort Mason Capital 4 Embarcadero Ctr, Ste 2050 San Francisco, CA 94111	36,540	36,540	0	—
British Columbia Investment Management Corporation (nominee: Hare & Co.) (22) c/o Wellington Management Company LLP 75 State Street Boston, MA 02109	110,000	110,000	0	—
Oregon Investment Council (nominee: Westcoast & Co.) (23) c/o Wellington Management Company LLP 75 State Street Boston, MA 02109	160,000	160,000	0	—
The Retirement Program Plan for Employees of Union Carbide Corporation (nominee: Kane & Co.) (24) c/o Wellington Management Company LLP 75 State Street Boston, MA 02109	75,000	75,000	0	—
Government of Singapore Investment Corporation Pte Ltd (nominee: Ell & Co.) (25) c/o Wellington Management Company LLP 75 State Street Boston, MA 02109	90,000	90,000	0	—
The Dow Chemical Employees’ Retirement Plan (nominee: Kane & Co.) (26) c/o Wellington Management Company LLP 75 State Street Boston, MA 02109	100,000	100,000	0	—
WTC-CTF Emerging Companies Portfolio (nominee: Landwatch & Co.) (27) c/o Wellington Management Company LLP 75 State Street Boston, MA 02109	160,000	160,000	0	—
WTC-CTF Emerging Companies Portfolio (nominee: Finwell & Co.) (28) c/o Wellington Management Company LLP 75 State Street Boston, MA 02109	240,000	240,000	0	—
Radian Group Inc. (nominee: Ell & Co.) (29) c/o Wellington Management Company LLP 75 State Street Boston, MA 02109	25,000	25,000	0	—
Howard Hughes Medical Institute (nominee: Mac & Co.) (30) c/o Wellington Management Company LLP 75 State Street Boston, MA 02109	150,000	150,000	0	—

Public Sector Investment Board (nominee: Mac & Co.) (31) c/o Wellington Management Company LLP 75 State Street Boston, MA 02109	200,000	200,000	0	—
New York Nurses Association Pension Plan (nominee: Ell & Co.) (32) c/o Wellington Management Company LLP 75 State Street Boston, MA 02109	40,000	40,000	0	—
The Government of Singapore Investment Corporation Pte Ltd (nominee: Ell & Co.) (33) c/o Wellington Management Company LLP 75 State Street Boston, MA 02109	250,000	250,000	0	—
Hare & Co. F/B/O John Hancock Small Cap Equity Fund (34) John Hancock Advisors 101 Huntington Avenue, 7th Floor Boston, MA 02199	982,600	982,600	0	—
Belie 7 Co. F/B/O John Hancock Trust Emerging Growth Trust (35) John Hancock Advisors 101 Huntington Avenue, 7th Floor Boston, MA 02199	29,750	29,750	0	—
John Hancock Funds II Emerging Growth Fund (36) John Hancock Advisors 101 Huntington Avenue, 7th Floor Boston, MA 02199	187,650	187,650	0	—
Buckhead Bay Partners LLC (37) One Union Square, Suite 2401 600 University St. Seattle, WA 98101	200,000	200,000	0	—

(1)             Assumes all shares are sold pursuant to this Prospectus.

(2)             Based on 50,907,811 shares outstanding as of July 31, 2006.

(3)             Richard S. Strong, as Managing Partner, has voting and investment control over the securities held by Calm Waters Partnership.

(4)             Robert M. Stafford, as General Partner, has voting and investment control over the securities held by Pacific Asset Partners.

(5)             Peter Wright, as General Partner, has voting and investment control over the securities held by P.A.W. Long Term Partners, L.P.

(6)             Jon D Gruber and J Patterson McBaine, as managers, have voting and investment control over the securities held by Lagunitas Partners LP.

(7)             J. Patterson McBaine directly owns 186,000 shares of common stock. Mr. McBaine beneficially owns 31,500 shares that are attributable to him through familial relationships.  Mr. McBaine also beneficially owns 1,281,500 shares of common stock through other legal entities that he controls.

(8)             Jon D Gruber and J Patterson McBaine, as managers, have voting and investment control over the securities held by Gruber McBaine International.

(9)             Jon D Gruber, as trustee, has voting and investment control over the securities held by Jon D and Linda W Gruber Trust.

(10)       Joe B. Kercheville, as Managing Partner, has voting and investment control over the securities held by Blanco Partners, L.P.

(11)       Robert A. Berlacher, as General Partner, has voting and investment control over the securities held by Northwood Capital Partners, LP.

(12)       Charles A. Paquelet, as President of Skylands Capital LLC, the managing member of Skylands Special Investment LLC, has voting and investment control over the securities held by Skylands Special Investment LLC.

(13)       Charles A. Paquelet, as President of Skylands Capital LLC, the managing member of Skylands Quest LLC, has voting and investment control over the securities held by Skylands Quest LLC.

(14)       Charles A. Paquelet, as President of Skylands Capital LLC, the managing member of Skylands Special Investment II LLC, has voting and investment control over the securities held by Skylands Special Invesment II LLC.

(15)       Charles A. Paquelet, as Investment Advisor, has voting and investment control over the securities held by Harbour Holdings Ltd.

(16)       Adam Usdan, as President, has voting and investment control over the securities held by Trellus Partners, LP.

(17)       Geoffrey J. Block, as General Partner, has voting and investment control over the securities held by Crown Growth Partners II LP.

(18)       R. Russell Last, as President of Walrus Partners, LLC, General Partner of S2 Partners, LP, has voting and investment control over the securities held by S2 Partners, LP.

(19)       Balyasny Asset Management LP (“BAM”) is the investment advisor to Atlas Master Fund, Ltd. and Dmitry Balyasny is the sole managing member of the general partner to BAM.  By virtue of such relationship, BAM and Mr. Balyasny share dispositive and voting control over the securities beneficially owned by Atlas Master Fund and therefore, also beneficially own such securities.

(20)       Dan German, as Managing Member of Fort Mason Capital, LLC, the managing company of Fort Mason Master, LP, has voting and investment control over the securities held by Fort Mason Master, LP.

(21)       Dan German, as Managing Member of Fort Mason Capital, LLC, the managing company of Fort Mason Partners, LP, has voting and investment control over the securities held by Fort Mason Partners, LP.

(22)       Wellington Management Company, LLP is an investment adviser registered under the Investment Advisers Act of 1940, as amended. In its capacity as an investment adviser, Wellington Management Company is deemed to share beneficial ownership over the shares of common stock held by this selling stockholder.

(23)       Wellington Management Company, LLP is an investment adviser registered under the Investment Advisers Act of 1940, as amended. In its capacity as an investment adviser, Wellington Management Company is deemed to share beneficial ownership over the shares of common stock held by this selling stockholder.

(24)       Wellington Management Company, LLP is an investment adviser registered under the Investment Advisers Act of 1940, as amended. In its capacity as an investment adviser, Wellington Management Company is deemed to share beneficial ownership over the shares of common stock held by this selling stockholder.

(25)       Wellington Management Company, LLP is an investment adviser registered under the Investment Advisers Act of 1940, as amended. In its capacity as an investment adviser, Wellington Management Company is deemed to share beneficial ownership over the shares of common stock held by this selling stockholder.

(26)       Wellington Management Company, LLP is an investment adviser registered under the Investment Advisers Act of 1940, as amended. In its capacity as an investment adviser, Wellington Management Company is deemed to share beneficial ownership over the shares of common stock held by this selling stockholder.

(27)       Wellington Management Company, LLP is an investment adviser registered under the Investment Advisers Act of 1940, as amended. In its capacity as an investment adviser, Wellington Management Company is deemed to share beneficial ownership over the shares of common stock held by this selling stockholder.

(28)       Wellington Management Company, LLP is an investment adviser registered under the Investment Advisers Act of 1940, as amended. In its capacity as an investment adviser, Wellington Management Company is deemed to share beneficial ownership over the shares of common stock held by this selling stockholder.

(29)       Wellington Management Company, LLP is an investment adviser registered under the Investment Advisers Act of 1940, as amended. In its capacity as an investment adviser, Wellington Management Company is deemed to share beneficial ownership over the shares of common stock held by this selling stockholder.

(30)       Wellington Management Company, LLP is an investment adviser registered under the Investment Advisers Act of 1940, as amended. In its capacity as an investment adviser, Wellington Management Company is deemed to share beneficial ownership over the shares of common stock held by this selling stockholder.

(31)       Wellington Management Company, LLP is an investment adviser registered under the Investment Advisers Act of 1940, as amended. In its capacity as an investment adviser, Wellington Management Company is deemed to share beneficial ownership over the shares of common stock held by this selling stockholder.

(32)       Wellington Management Company, LLP is an investment adviser registered under the Investment Advisers Act of 1940, as amended. In its capacity as an investment adviser, Wellington Management Company is deemed to share beneficial ownership over the shares of common stock held by this selling stockholder.

(33)       Wellington Management Company, LLP is an investment adviser registered under the Investment Advisers Act of 1940, as amended. In its capacity as an investment adviser, Wellington Management Company is deemed to share beneficial ownership over the shares of common stock held by this selling stockholder.

(34)       Barry Evans has voting and investment control over the securities held by Hare & Co. F/B/O John Hancock Trust Emerging Growth Trust Fund.

(35)       Barry Evans has voting and investment control over the securities held by Belie 7 Co. F/B/O John Hancock Trust Emerging Growth Trust.

(36)       Barry Evans has voting and investment control over the securities held by John Hancock Funds II Emerging Growth Fund.

(37)       Nathan Evans, as member, has voting and investment control over the securities held by Buckhead Bay Partners LLC.

PLAN OF DISTRIBUTION

The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may sell the shares from time to time:

•                                                       in transactions on the Over-the-Counter Bulletin Board or on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the  time  of  sale;  or

•                                                       in private  transactions and transactions otherwise than on these exchanges or  systems  or  in  the  over-the-counter market;  or

•                  at prices related to such prevailing market prices, or

•                  in negotiated  transactions, or

•                  in a combination of such methods of sale; or

•                  any other method permitted by law.

The selling stockholder may effect such transactions by offering and selling the shares directly to or through securities broker-dealers, and such broker-dealers may  receive  compensation  in the form of discounts, concessions or commissions from  the selling stockholders and/or the purchasers of the shares for whom such broker-dealers  may act as agent or to whom the selling stockholders may sell as principal, or both, which compensation as to a particular broker-dealer might be in  excess  of  customary  commissions.

Any  broker-dealers who act in connection with the sale of its shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions or commissions received  by  them  and  profit  on any resale of the shares as principal may be deemed  to  be  underwriting  discounts,  concessions  and commissions under the Securities  Act.

On  or  prior  to  the effectiveness of the registration statement to which this prospectus  is a part, we will advise the selling stockholders that they and any securities  broker-dealers  or  others  who  may  be  deemed to be statutory underwriters  will be governed by the prospectus delivery requirements under the Securities Act. Under  applicable  rules  and regulations under the Securities Exchange  Act, any person engaged in a distribution of any of the shares may not simultaneously  engage in market activities with respect to the common stock for the  applicable  period  under  Regulation  M  prior to the commencement of such distribution. In addition and without limiting the foregoing, the selling security  owners will be governed by the applicable provisions of the Securities Exchange Act, and the rules and regulations thereunder, including without limitation  Rules  10b-5 and Regulation M, which provisions may limit the timing of  purchases and sales of any of the shares by the selling stockholders. All of the foregoing may affect the marketability of our securities.

On  or  prior  to  the effectiveness of the registration statement to which this prospectus  is  a  part,  we  will  advise  the  selling  stockholders  that the anti-manipulation  rules under the Securities Exchange Act may apply to sales of shares  in  the  market and to the activities of the selling security owners and any of their affiliates. We have informed the selling stockholders that they may not:

•                  engage  in  any  stabilization activity in connection with any of the shares;

•                  bid  for  or  purchase any of the shares or any rights to acquire the shares,

•                                                       attempt  to  induce  any  person  to  purchase any of the shares or rights to acquire the shares other than as permitted under the Securities Exchange Act; or

•                                                       effect any sale or distribution of the shares until after the prospectus shall have  been  appropriately amended or supplemented, if required, to describe the terms  of  the  sale  or  distribution.

We have informed the selling stockholder that it must effect all sales of shares in  broker’s  transactions,  through  broker-dealers  acting  as  agents,  in transactions  directly  with  market  makers,  or  in  privately  negotiated transactions  where no broker or other third party, other than the purchaser, is involved.

The  selling  stockholder  may  indemnify any broker-dealer that participates in transactions  involving  the  sale  of  the  shares against certain liabilities, including  liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of shares, may be deemed to be underwriting discounts and commissions under the Securities Act if the broker-dealers purchase shares as principal.

In the absence of the registration statement to which this prospectus is a part, certain  of  the  selling  stockholder  would  be  able  to sell its shares only pursuant  to  the  limitations of Rule 144 promulgated under the Securities Act.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of 300,000,000 shares of common stock.  Each share of our common stock has identical rights and privileges. The holders of our common stock are entitled to vote upon all matters submitted to a vote of our shareholders and are entitled to one vote for each share of common stock held. There are no cumulative voting rights.

The holders of our common stock are entitled to share equally in dividends and other distributions that our board of directors may declare from time to time out of funds legally available for that purpose, if any, after the satisfaction of any prior rights and preferences of any outstanding preferred stock. If we liquidate, dissolve or wind up, the holders of shares of common stock will be entitled to share ratably in the distribution of all of our assets remaining available for distribution after satisfaction of all our liabilities and our obligations to holders of our outstanding preferred stock.

The holders of our common stock have no preemptive or other subscription rights to purchase shares of our stock, nor are they entitled to the benefits of any redemption or sinking fund provisions.

INTEREST OF NAMED EXPERTS AND COUNSEL

No  expert  or  counsel  will receive a direct or indirect interest in the issuer  or  was  a  promoter,  underwriter,  voting trustee, director, officer,  or employee of Force Protection, Inc. Nor does any such expert or counsel have any contingent based agreement with us or any other interest in or connection to us.

MATERIAL CHANGES

There have been no material developments since the filing on April 13, 2006 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which are not described in a subsequent report on Form 10-Q or Form 8-K.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or SEC, in accordance with the Securities Exchange Act of 1934. You may read and copy any document we file at the SEC’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Our reports, proxy and information statements, and other information filed with the SEC are available to the public over the Internet at the SEC’s World Wide Website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus also does not contain all the information set forth in the registration statement. For further information, you can obtain the complete registration statement and the documents incorporated herein by reference from the SEC offices listed above.

We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document. You should also be aware that the information in this prospectus may change after this date.

The following documents, which have been filed with the SEC by Force Protection, Inc. are incorporated in this prospectus by reference and made a part of it. The SEC file number for all documents which are incorporated by reference is 000-22273.

1)                Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

2)                Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006.

3)                Current Reports on Form 8-K filed with the SEC on April 20, 2006, April 24, 2006, May 5, 2006, June 2, 2006, June 21, 2006, July 25, 2006 and July 26, 2006.

4)                All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of fiscal year ended December 31, 2005.

In addition, any amendments to these document and all other reports, proxy statements and other documents of Force Protection hereafter filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the securities covered by this prospectus, shall be deemed to be incorporated in this prospectus and made a part of it by reference from the date of filing of each of these documents. Statements in this prospectus modify and supersede statements contained in all earlier documents incorporated by reference in this prospectus. Further, all future documents incorporated by reference will modify and supersede this prospectus.

We undertake to provide without charge to each person to whom this prospectus is delivered, upon the written or oral request, a copy of any and all of the information that has been incorporated by reference in the prospectus. Exhibits to the information that is incorporated by reference will be included only if the exhibits are specifically incorporated by reference into the information that the prospectus incorporates. Requests should be directed to R. Scott Ervin, General Counsel, Force Protection, Inc., 9801 Highway 78, Bldg #1, Ladson, South Carolina 29456, telephone number (843) 740-7015.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY

Our Articles of Incorporation provide that no director of this corporation shall have any personal liability for monetary damages to the corporation or its shareholders for breach of his fiduciary duty as a director, except that this provision shall not eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for: (i) any breach of the director’s duty of loyalty to the corporation or its shareholders; or (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; Nothing contained herein will be construed to deprive any director of his right to all defenses ordinarily available to a director nor will anything herein be construed to deprive any director of any right he may have for contribution from any other director or other person.

Our Bylaws provide that we shall indemnify a person made or threatened to be made a party to a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding by reason of such person’s present or former capacity as our director, officer, employee or agent if such person: (a) has not been indemnified by another organization or employee benefit plan for the same judgment, penalty or fine; (b) acted in good faith; (c) received no improper personal benefit and, if a director, had no improper conflict of interest; (d) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (e) reasonably believed that the conduct complained of was in our best interests or was not opposed to our best interests.

Unless prohibited or limited by our Articles of Incorporation or Bylaws, we must indemnify our current and former directors, officers and employees who are made or threatened to be made a party to certain proceedings by reason of their present or former official capacity with us, against judgments, penalties, fines, settlements, and reasonable expenses (including attorney’s fees) incurred in connection with such proceedings. “Proceeding,” means a threatened, pending or completed civil, criminal, administrative or investigative action, including a derivative action in our name. Reference is made to the detailed terms of the Nevada statute for a complete statement of such indemnification right.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is unenforceable for that reason.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses in connection with the issuance and distribution of the securities being registered under this Registration Statement are estimated as follows:

Securities and Exchange Commission fee	$5,596.64
Legal Fees and expenses	$5,000.00
Accountants’ fees and expenses	$0
Miscellaneous	$403.36
Total	$11,000.00

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The corporation shall indemnify, to the maximum extent permitted by law, any person who is or was a director, officer, agent, fiduciary or employee of the corporation against any claim, liability or expenses arising against or incurred by such person made party to a proceeding because he is or was a director, officer, agent, fiduciary or employee of the corporation or because he was a director, officer, agent, fiduciary or employee of the corporation or because he is or was serving another entity as a director, officer, partner, trustee, employee, fiduciary or agent at the corporation’s request. The corporation shall further have the authority to the maximum extent permitted by law to purchase and maintain insurance providing such indemnification.

EXHIBITS

NUMBER	DESCRIPTION

2.1	Agreement and Plan of Merger (included as Attachment A to exhibit 99.2 to the Form DEF 14A filed November 19, 2004, and incorporated herein by reference).

3.1	Articles of Incorporation (included as Attachment B to exhibit 99.2 to the Form DEF 14A filed November 19, 2004, and incorporated herein by reference).

3.2	By-Laws (included as Attachment C to exhibit 99.2 to the Form DEF 14A filed November 19, 2004, and incorporated herein by reference).

3.3	Amended Articles of Incorporation (included as Attachment D to exhibit 99.2 to the Form DEF 14A filed November 19, 2004, and incorporated herein by reference).

4.1	Certificate of Designation for Series D Convertible Preferred Stock, dated January 19, 2005 (included as exhibit 4.1 to the Form 8-K filed January 27, 2005, and incorporated herein by reference).

4.2	Form of Common Stock Purchase Warrant, dated January 19, 2005, (included as Exhibit 4.2 to the Form 8-K filed January 27, 2005, and incorporated herein by reference).

4.3	Securities Purchase Agreement, dated January 19, 2005 (included as Exhibit 4.3 to the Form 8-K filed January 27, 2005, and incorporated herein by reference).

4.4	Registration Rights Agreement, dated January 19, 2005 (included as Exhibit 4.4 to the Form 8-K filed January 27, 2005, and incorporated herein by reference).

4.5	Amended and Restated Certificate of Designation for Series B Convertible Preferred Stock (included as exhibit 4.1 of the Form 8-K filed February 15, 2005, and incorporated herein by reference).

4.6	Amended and Restated Certificate of Designation for Series C Convertible Preferred Stock (included as exhibit 4.2 of the Form 8-K filed February 15, 2005, and incorporated herein by reference).

4.7	Bridge Facility between the Company and GC Financial Services, Inc., dated September 29, 2005 (included as Exhibit 4.1 to the Form 8-K filed July 8, 2005, and incorporated herein by reference).

4.8	Demand Note between the Company and GC Financial Services, Inc., dated September 29, 2005 (included as Exhibit 4.2 to the Form 8-K filed July 8, 2005, and incorporated herein by reference).

5.1	Opinion re: Legality of Amy M. Trombly

10.1	Sonic Jet Corporation 2000 Stock Option Plan & Advisory and Consulting Agreement, dated May 1, 2000 (included as Appendix A to the Form 14C filed March 31, 2000, and incorporated herein by reference).

10.2

Series B Convertible Preferred Stock Purchase Agreement between the Company and Ashford Capital, LLC, dated December 27, 2001 (included as exhibit 10.1 to the Form 8-K filed January 7, 2002, and incorporated herein by reference).

10.3

Series C Convertible Preferred Stock Purchase Agreement between the Company and eFund Capital Partners, LLC, dated December 27, 2001 (included as exhibit 10.2 to the Form 8-K filed on January 7, 2002, and incorporated herein by reference).

10.4	Letter Agreement between the Company and Ashford Capital, LLC, dated April 15, 2003 (included as exhibit 4.9 to the Form 10-QSB filed November 18, 2003, and incorporated herein by reference).

10.5	Industrial Lease between the Company and Aerospace/Defense, Inc., dated September 2, 2003 (included as Exhibit 10.12 to the Form 10-QSB filed August 13, 2004, and incorporated herein by reference).

10.6

Modification of Business Asset Sale, License Agreement & Assignment of Rights between the Company and Rockwell Power Systems, Inc., dated September 15, 2003 (included as exhibit 2.3 to the Form 10-QSB filed November 18, 2003, and incorporated herein by reference).

10.7	Non-Employee Directors and Consultants Retainer Stock Plan, dated March 31, 2003 (included as exhibit 4 to the Form S-8 filed November 7, 2003, and incorporated herein by reference).

10.8

Investment Agreement between the Company and Dutchess Private Equities Fund, L.P., dated January 26, 2004 (included as exhibit 10.8 to the SB-2 filed January 27, 2004, and incorporated herein by reference).

10.9

Registration Rights Agreement between the Company and Dutchess Private Equities Fund, L.P., dated January 26, 2004 (included as exhibit 10.9 to the SB-2 filed January 27, 2004, and incorporated herein by reference).

10.10	Placement Agent Agreement between the Company, Charleston Capital, LLC, and Dutchess Private Equities Fund, L.P., dated January 27, 2004 (included as exhibit 10.10 to the SB-2 filed on January 27,

10.11

Form of Subscription Agreement between the Company and Gamma Opportunity Capital Partners, LP, Longview Fund, LP, Alpha Capital Aktiengesellschaft, Domino International Ltd, Magellan International Ltd, and Mountain Ridge Capital LLC, dated March 23, 2004 (included as exhibit 4 to the Form 8-K filed on March 26, 2004, and incorporated herein by reference).

10.12	Royalty Agreement between the Company and J.J. van Eck, dated April 1, 2004 (included as exhibit 10.13 to the Form 10-QSB filed August 13, 2004, and incorporated herein by reference).

10.13	Contract between the Company and the U.S. Marines, dated April 21, 2004 (included as exhibit 10.14 to the 10-QSB filed August 13, 2004, and incorporated herein by reference).

10.14	Term Sheet between the Company and GC Financial Services, Inc., dated September 16, 2004 (included as exhibit 10.14 to the 10-QSB filed November 15, 2004, and incorporated herein by reference).

10.15	Employment Agreement between the Company and Thomas Thebes (included as Exhibit 10.10 to the Form 10-QSB filed August 13, 2004, and incorporated herein by reference).

10.16

Letter re: Industrial Lease Agreement between the Company and Aerospace/Defense, Inc., dated July 13, 2004 (included as Exhibit 10.11 to the Form 10-QSB filed August 13, 2004, and incorporated herein by reference).

10.17	Employment Agreement between the Company and Garth Barrett, dated August 12, 2004 (included as exhibit 10.16 to the 10-QSB filed November 15, 2004, and incorporated herein by reference).

10.18	Employment Agreement between the Company and Gale Aguilar, dated November 8, 2004 (included as Exhibit 10.1 to the Form 8-K/A filed November 10, 2004, and incorporated herein by reference).

10.19	Employment Agreement between the Company and Frank Kavanaugh, dated November 15, 2004 (included as exhibit 10.15 to the 10-QSB filed November 15, 2004, and incorporated herein by reference).

10.20	Letter Contract awarded to the Company by the Department of the Army dated November 18, 2004 (as described in the 8-K filed November 24, 2004, and incorporated herein by reference).

10.21

Promissory Note between the Company and Dutchess Private Equity Fund, II, LP dated December 3, 2004 (included as Exhibit 10.1 to the Form 8-K filed December 8, 2004, and incorporated herein by reference).

10.22	Employment Agreement between the Company and Gordon McGilton, dated January 27, 2005 (included as Exhibit 10.22 to the Form 10-KSB/A filed April 22, 2005, and incorporated herein by reference).

10.23	Employment Agreement between the Company and Ted McQuinn, dated February 4, 2005 (included as Exhibit 10.23 to the Form 10-KSB/A filed April 22, 2005, and incorporated herein by reference).

10.24

Order for Supplies or Services between the Company and U.S. Department of Defense, dated May 13, 2005 (included as Exhibit 10.1 to the Form 8-K filed May 18, 2005, and incorporated herein by reference).

10.25

Order for Supplies or Services between the Company and U.S. Department of Defense, dated May 18, 2005 (included as Exhibit 10.1 to the Form 8-K filed May 23, 2005, and incorporated herein by reference).

10.26

Order for Supplies or Services and Delivery Order between the Company and U.S. Department of Defense, dated September 23, 2005 (included as Exhibit 10.1 to the Form 8-K filed September 27, 2005, and incorporated herein by reference).

10.27	Purchase and Sale Agreement the Company and GC Financial Services, Inc., dated September 29, 2005 (included as Exhibit 10.1 to the Form 8-K filed July 8, 2005, and incorporated herein by reference).

10.28	Security Agreement the Company and GC Financial Services, Inc., dated September 29, 2005 (included as Exhibit 10.2 to the Form 8-K filed July 8, 2005, and incorporated herein by reference).

10.29	Purchase Order between the Company and Ricardo Engineering, dated September 29, 2005 (included as Exhibit 10.1 to the Form 8-K filed July 19, 2005, and incorporated herein by reference).

10.30

Solicitation/Contract/Order for Commercial Items and Delivery Order between the Company and the United States Marine Corps, dated September 7, 2005 (included as Exhibit 10.1 to the Form 8-K filed September 9, 2005, and incorporated herein by reference).

10.31	Engineering Services Agreement between the Company and TecStar, dated August 22, 2005 (included as Exhibit 10.31 to the Form 10-QSB filed November 11, 2005, and incorporated herein by reference).

10.32	Extension Letter Agreement between the Company and Fort Ashford Funds, LLC dated June 19, 2006 (included as exhibit 10.1 to the Form 8K filed June 21, 2006, and incorporated herein by reference).

10.33	Form of Common Stock Purchase Agreement dated July 24, 2006 (included as exhibit 10.1 to the Form 8K filed on July 25, 2006, and incorporated herein by reference).

10.34	Extension Letter Agreement between the Company and Fort Ashford Funds, LLC dated July 21, 2006 (included as exhibit 10.1 to the Form 8K filed on July 26, 2006, and incorporated herein by reference).

23.1	Consent of Jaspers + Hall, PC

23.2	Consent of Amy M. Trombly (incorporated in Exhibit 5.1)

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That for purposes of determining any liability under the Securities Act of 1933 to any purchaser:

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a)  or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) That is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person or the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Ladson, State of South Carolina, on the 9th day of August, 2006.

Force Protection, Inc.

By:	/s/ Gordon McGilton
Gordon McGilton
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures

Name	Title	Date

/s/ FRANK KAVANAUGH	Chairman of the Board of Directors	August 9, 2006
Frank Kavanaugh

/s/ GORDON MCGILTON	Director, and Chief Executive Officer	August 9, 2006
Gordon McGilton

/s/ R. SCOTT ERVIN	Director, General Counsel,	August 9, 2006
R. Scott Ervin	Acting Chief Financial Officer, Principal Accounting Officer

/s/ JACK DAVIS	Director	August 9, 2006
Jack Davis

/s/ GALE AGUILAR	Director	August 9, 2006
Gale Aguilar